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                                                           Deloitte & Touche LLP
                                                           5140 Yonge Street
                                                           Suite 1700
                                                           Toronto ON M2N 6L7
                                                           Canada

                                                           Tel: (416) 601-6150
                                                           Fax: (416) 601-6151
                                                           www.deloitte.ca

Exhibit 23.3


             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-111516 of Kinross Gold Corporation on Form F-4 of our Report of Independent Registered Chartered Accountants dated March 12, 2004, appearing in the Annual Report on Form 40-F of Kinross Gold Corporation for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/S/DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants


Toronto, Ontario, Canada
July 1, 2004